 Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of the report of Peterson & Co., LLP, our predecessor in interest, dated August 28, 2006, relating to the financial statements of Open Energy Corporation (formerly known as Barnabus Energy, Inc.) (the "Company") for the fiscal year ended May 31, 2006, appearing in the Annual Report on Form 10-KSB of the Company filed with the SEC on September 1, 2006 (and as amended by the Company’s Form 10-KSB/A filed on October 5, 2006).

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

San Diego, California December 1, 2006